EX-3(v)


                                   BY-LAWS OF

                               ENERGY OPTICS INC.

                                    ARTICLE I

                                CORPORATE OFFICE

     The principal office of the corporation in the State of New Mexico shall be located in the City of Las Cruces, and County of Dona Ana.

     The registered office of the corporation required by the New Mexico Business Corporation Act, Section 53111,. N.M.S. 1978 Anno., et seq., to be maintained in the State of New Mexico may be, but need not be, identical with the principal office in the State of New Mexico, and the address of the registered office may be changed. from time to time by the Board of Directors.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

     Section 1. Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before it shall be held at the registered office of the corporation or at such other place within or without the State of New Mexico as shall be set forth in the notice of meeting. The meeting shall be held on the fourth Monday in the month of August of each year, beginning with the year 1979, at the hour of 10:
20 a.m. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation. If the election of directors is not held on the day designated herein for any annual meeting, or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

     Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the Written request of the holders of not less than one-tenth (1/ 10) of all of the outstanding shares of the corporation entitled to vote at the meeting.

     Section 3. Place of Meeting. The President, and in the absence of the president, the secretary, may designate a place, either within or without the State of New Mexico, as the place of meeting for the annual meeting or any special meeting called by the president or secretary. If no designation is made, or a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of New Mexico.

     Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date 'of the meeting, either personally or by mail, at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder. at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Attendance of a shareholder in person or by proxy at a meeting constitutes a waiver of notice of the meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because a meeting is not lawfully called or convened.

     A waiver of notice signed by all shareholders entitled to vote at the meeting may designate any time or place, either within or without the State of New Mexico, as the time and place for the holding of such meeting.

     Section 5. Meeting of all Shareholders. If all of the shareholders entitled to vote shall meet at a time and place, either within or without the State of New Mexico, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     Section 6. Closing of Transfer Books or Fixing Date of Record Date. The date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring a dividend is adopted, as the case may be, shall be the record date for such. determination of shareholders.

     Section 7. Voting List. The secretary shall make a complete list of the shareholders entitled to vote at each meeting with the address and number of shares held by each. Such list shall be produced, kept open, and subject to inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     Section 8. Quorum of shareholders. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. A quorum, once attained at a meeting, shall be deemed to continue until adjournment notwithstanding the voluntary withdrawal of enough shares to leave less than a quorum. If a quorum is present, the affirmative vote of the majority of shareholders represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a vote of a greater number is required by law. If. however, such quorum shall not be present or represented at any meeting of the shareholders, shareholders entitled to vote thereat, present in person or represented by proxy shall have the power to adjourn the meeting to a future date at which. a quorum shall be present or to a future date at which a quorum shall be present or represented. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation.

     Section 10.    Voting of Shares by Certain Holders.

          A. Neither treasury shares, nor shares held by another corporation, if a majority of the shares entitled to, vote for the election-,of directors of the other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time'.

          B. Shares standing in the name of another corporation, domestic or foreign, may be voted by any officer, agent or proxy as the by-laws of such corporation prescribed, or, in the absence of such provision, as the board of directors of such corporation may determine.

          C. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of the shares into his name. Shares standing in the name of a trustee, or a custodian for a minor, may be voted by him, either in person or by proxy, but only after a transfer of the shares into his name.

          D. Shares standing in the name of a receiver or bankruptcy trustee may be voted by the receiver or bankruptcy trustee, and shares held by or under the control of a receiver or bankruptcy trustee may be voted by him without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which the receiver or bankruptcy trustee was appointed.

          E. A shareholder whose shares are pledged may vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee may vote the shares so transferred.

          F. Shares standing in the name of a partnership may be voted by any partner, and shares standing in the name of a limited partnership may be voted by any general partner.

          G. Shares standing in the name of a person as life tenant may be voted by him, either in person or by proxy.

          H. From the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates thereof, the shares shall not be. entitled to vote on any matter and shall not be deemed to be outstanding shares.

     Section 11. Proxies Every proxy must be written, dated, and signed by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it.

     Section 12. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken to a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, -shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Section 13. Cumulative Voting. Cumulative voting at-the election of directors is not permitted.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, who by resolution may delegate as they may deem in the best interests of the corporation.

     Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be established by resolution of the Board of Directors at their organizational meeting. The number of directors may be increased or decreased from time to time by amendment to these by-laws, but no decrease shall have the effect of. shortening the term of any incumbent director, and there shall always be at least (3)three term of office of each director shall be until the next annual meeting of the shareholders, and each director shall hold office for the term for which he is elected and until his successor has been elected and qualified. Directors need not be residents of the State of New Mexico or shareholders of the corporation.

     Section 3. Duties and Powers. The board of directors shall have control and management of the business and affairs of the corporation. The directors shall in all cases act as a board, regularly convene, and, in the transaction of business the act of a majority present at a meeting except as otherwise provided by law shall be the act of the board, provided a quorum is present. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with law or these by-laws.

     Section 4. Regular Meetings. A regular meeting of the board of directors, for the purpose of electing or appointing officers and for the transaction of any other business which may come before the meeting, shall be held without other notice than this by-law, immediately after, and at the same place, as the annual meeting of shareholders The board of directors may provide, by resolution, the time and place, either within or without the State of New Mexico for the holding of additional regular meetings without other notice than such resolution.

     Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president at any time. The president must, upon a written request of any director, call a special meeting to be held not more than seven (7) days after the receipt of such request. The president may fix any place, either within or without the State of New Mexico as a place for holding any special meeting of the board of directors.

     Section 6. Notice. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his last known post office address. or sent by telegram. If mailed. 'such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid, If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting except that where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at , nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 7. Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business at any regular or special meeting. A quorum, once attained at a meeting, shall be deemed to continue until adjournment notwithstanding a voluntary withdrawal of enough directors to leave less than a quorum. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a majority of the directors are present at any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 8. Manifestation of Dissent. A director who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 9. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term. of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     Section 10. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

     Section 11. Compensation. By resolution of the board of directors, directors may receive a stated salary or a fixed sum plus expenses of attendance, if any, for attendance at any regular or special Meeting of the board of directors; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation- therefor.

     Section 12. Removal of Directors. At a shareholders' meeting called expressly for that purpose, one or more directors, or the entire board of directors .' may be removed, with or without cause, by a vote of the holders of a majority of the shares and entitled to vote at an election of directors.

     Section 13. Resignation. Any director may resign his office at any time, such resignation to be made in writing and to take effect immediately without acceptance.

     Section 14. Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one (1) or more other committees each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the board of directors, but no such committee shall have the authority of the board of directors in reference to amending the articles of incorporation adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the by-laws of the corporation. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

     ARTICLE IV

                                    OFFICERS

     Section 1. Officers and Qualifications. The officers of this corporation shall consist of a president-, one or more vice presidents, (the number thereof to be determined by the board of directors from time to time), the secretary and a treasurer, each of whom shall be elected by the board of directors at the time and in the manner prescribed by these by-laws. Other officers and assistant officers and agents deemed necessary may be elected or appointed by the board of directors or chosen in the manner prescribed by these by-laws. Any two (2) or more offices may be held by the same person, except the offices of president and secretary. All officers and agents of the corporation, as between themselves and the corporation, shall have the authority and perform the duties in the management of the corporations provided in these by-laws, or as determined by the resolution of the board of directors not inconsistent with these by-laws.

     Section 2. Election and Term. All officers of the corporation shall be elected annually by the board of directors at its regular meeting held immediately after the annual meeting of shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor has been duly elected and qualified, or until removed as hereinafter provided.

     Section 3. Vacancies. Vacancy in any office because of death, resignation, removal, disqualification or otherwise ' may-be filled by the board of directors for the unexpired portion of the term. Vacancies may be filled or new offices created and filled at any meeting of the board of directors.

     Section 4. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 5. Duties of Officers. The duties and powers of the officers of the corporation shall be as follows and that shall hereafter be set by resolution of the board of directors:

               CHAIRMAN OF THE BOARD OF DIRECTORS

     The board of directors shall have the right and power to elect a chairman from among the members of the board of directors. If a chairman of the board of directors is elected, he shall preside at all meetings of the board of directors in place of the president of the corporation, and he may also cast his vote on all questions.

                                    PRESIDENT

          A. The president shall be the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation.

          B. He shall preside at all meetings of the shareholders and shall preside at all meetings of the directors unless a chairman of the board of directors is elected, in which case he shall preside only in the absence of the chairman of the board of directors.

          C. He shall present at each annual meeting of the shareholders and directors a report of the condition of the business of the corporation.

          D. He shall cause to be called regular and special meetings of the shareholders and directors in accordance with the requirements of the statute and these by-laws.

          E.     He   shall  appoint,  discharge  and   fix   the
compensation of all employees and agents of the corporation other than the duly elected officers,. subject to the approval of the board of directors.

          F. He shall sign and execute all contracts in the name of the corporation, and all certificates for shares of the corporation, all deeds, mortgages, bonds, contracts, notes, drafts, or other orders for the payment of money, or other instruments which the board of directors have authorized to be executed, except in cases where the signing and execution of shall be expressly. delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.

          G. He shall cause all books, reports statements, and certificates to be properly kept and filed as required by law.

          H. He shall enforce these by-laws and perform all the duties incident to his office and which Are required by law, and, generally, perform all duties incident to the* office of president and such other duties as may be prescribed by the board of directors from time to time.

                                 VICE PRESIDENT

     In the absence of the president or in the event of his inability or refusal to act, the vice president (or if there be more than one vice president, the vice presidents in order of seniority)' shall perform the duties of the president, and when so acting, shall have all the powers and be subject to all the responsibilities of the office of president. The vice president shall also perform such other duties and have such other powers as from time to time may be assigned to him by the board of directors or president.

                                    SECRETARY

          A. The secretary shall keep the minutes of the meetings of the board of directors and of the shareholders in the appropriate books. '

          B. He shall attend to the giving of notice of special meetings of the board of directors and of all the meetings of the shareholders of the corporation.

          C. He shall be the custodian of the records and seal of the corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.

          D. He shall keep at the principal office of the corporation a book or record containing the names, alphabetically. arranged, of all persons who are shareholders of the corporation, showing their mailing addresses, the number of shares held by them respectively, and the dates when they respectively became the owners of record thereof. He shall keep such book or record and the minutes of the proceedings of its shareholders open daily during the usual business hours, for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records. At the request of the person entitled to an inspection thereof, he shall prepare and make available a current list of the officers and directors of the 'corporation and their mailing addresses.

          E. He shall attest the. execution of instruments on behalf of the corporation by a proper officer thereof, and he shall affix the corporate seal to such instruments on behalf of the corporation.

          F. He shall sign all certificates representing shares and affix the corporate seal thereto.

          G.    He shall attend to all correspondence and present
to   the   board  of  directors  at  Its  meeting  all   official
communications received by him.

          H. He shall have general charge of the stock transfer books of the corporation.

          I. He shall in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

                                    TREASURER

          A. The treasurer. shall have the care and custody of and be responsible for all the funds and securities of the corporation and shall deposit such funds and securities in the name of ' the corporation in such banks, trust companies or other depositaries as shall be designated by the board of directors.

          B. Subject to banking resolutions adopted by the board of directors, he shall make, sign, and endorse in the name of the corporation. all checks. drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the'-direction of the president or the board of directors.

          C. He shall keep at the principal office of the corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the corporation during business hours.

          D. He shall render a report of the condition of the finances of the corporation at each regular meeting of the board of directors and at such other times as shall be required of him, and he shall make a full financial report at the annual meeting of the shareholders.

          E. He shall further perform all duties incident to the office of treasurer of the corporation.

          F. If required by the board of directors, he shall give such bond as it shall determine appropriate for the faithful performance of his duties.

                                 OTHER OFFICERS

     Other officers shall perform such duties and have such powers as may be assigned to them by the board of directors. Assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

     Section 6. Vacancies. All vacancies in any office shall be filled promptly by the board of directors, either at regular meetings or at a meeting specially called for that purpose..

     Section 7. Compensation of Officers. The officers shall receive such salary or compensation as may be fixed by the board of directors. No officers shall be prevented from receiving compensation by reason of the fact that he is also a director of the corporation.

                            ARTICLE V
              CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the' corporation in such banks, trust companies or other depositaries as the board of directors may select.

                           ARTICLE VI
           CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates. The shares of the corporation shall be represented by certificates prepared by the board of directors and signed by the secretary or an assistant secretary.. The certificates shall be numbered consecutively and in the order in which they are issued; they shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof or on a stock record page shall be entered the name of the person to whom the shares represented by each such certificate are issued, the number of such shares, and the date of issue. Each certificate shall state the registered holder's name, the number of shares represented thereby, the date of issue, the par value of such shares, or that they are without par value. All certificates surrendered to the* corporation for transfer shall be. cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     Section 2. Transfer of Shares. The transfer of shares in the corporation shall be made only an the stock transfer books of the corporation by the holder of record thereof or by his legal representative or by his attorney thereunto authorized by power of attorney duly executed and filed with the* secretary or treasurer of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name the shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                   ARTICLE VII

                                    DIVIDENDS

     The board of directors. at any regular or special meeting may declare dividends payable out of the surplus of the corporation, subject to the restrictions and limitations imposed by law whenever in the exercise of its discretion it may deem such declaration advisable. Such dividends may be paid in cash, property, or shares of the corporation..

                                  ARTICLE VIII

                                 CORPORATE SEAL

     The Board of Directors shall not be required to use a corporate seal.

                                   ARTICLE IX

                                   FISCAL YEAR

     The corporation shall have a fiscal year, which shall be determined by the board of directors during the first twelve months of operation of the corporation. Such fiscal year shall end on the* last day of any one calendar month, and shall begin the first day of the next succeeding calendar month.

                                    ARTICLE X

                                 INDEMNIFICATION

     The corporation shall indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or-officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such a director or officer, except in relation to matters as to which he shall, be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty to the corporation. The foregoing shall not be construed as prohibiting in any way any broader indemnification permitted by the articles of incorporation

                                   ARTICLE XI

                                WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these by-laws or under the provisions of the Articles of Incorporation or under the provisions of the New Mexico Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice. whether before or after the time stated therein shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XII

                                   AMENDMENTS

     These by-laws may be altered, amended, or repealed, and new by-laws may be adopted by a majority of the stockholders at any regular or special meeting of the shareholders.

                                ATTEST:

                                  /S/  Richard P. Howell
                                SECRETARY

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